UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (January 5, 2018)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Grand Canyon Education, Inc. (the “Company”) operates Grand Canyon University (“GCU”), a comprehensive regionally accredited university that offers over 220 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at our over 270 acre campus in Phoenix, Arizona.. GCU is accredited by The Higher Learning Commission (the “HLC”).

As was discussed and described extensively at the time in the media, on earnings calls and in filed reports, during 2015-2016 GCU made application to the HLC to convert GCU into a nonprofit entity – a move focused on enabling GCU to conduct itself as a traditional nonprofit university, consistent with its history and on a level playing field with other traditional universities with regard to tax status and, among other things, the ability to accept philanthropic contributions, pursue research grant opportunities, and participate in NCAA governance. This conversion would have occurred via the sale of the Company’s academic-related assets, real estate and related intangibles to a newly-formed nonprofit corporation (“New GCU”). Following this sale, the nonprofit corporation would have operated the university while the Company would have continued to operate as a third-party provider of services to New GCU and potentially, in the future, to other universities. The HLC Board of Trustees denied this application, in part, based on its view that its accreditation requirements did not allow for the type of shared services arrangement that GCU had proposed.

In May 2017, the Company became aware that the HLC was considering adopting new accreditation guidelines that, if complied with, would allow for HLC-accredited institutions to engage in shared services arrangements. Following further engagement with the HLC, and the HLC’s adoption in November 2017 of these new guidelines (the “2017 HLC Guidelines”), GCU submitted to the HLC an updated application to effect the sale of GCU into a nonprofit entity in the manner described above and the entry by New GCU and the Company into a shared services agreement. The final form of this application was filed on December 18, 2017. The Company currently expects the HLC to act on this application as soon as the next HLC Board meeting in February 2018.

As currently contemplated, the sale would involve the following:

•	The Company would sell to New GCU academic and related operations and assets sufficient for New GCU to achieve status as an HLC-accredited institution. The purchase price for the transferred assets would be determined following receipt of third party appraisals and subsequent negotiation and would be paid in the form of a long-term note between the Company and New GCU subject to customary commercial credit terms. GCU’s current faculty, academic leadership and related staff would become employed by New GCU and New GCU would be governed by the current institutional board of trustees of GCU. The Company would retain all other employees and assets necessary to perform the third-party services contemplated by the sale, including an office complex where most services-related personnel are currently located.

•	The Company and New GCU would enter into a long-term master services agreement pursuant to which the Company would provide identified technological, marketing, promotional, financial aid and other support services to New GCU in return for an agreed upon share of New GCU’s tuition and fee revenue. The revenue share between the two entities remains subject to completion of a transfer pricing study and subsequent negotiation, but is expected to be comparable to other shared services arrangements currently in place in the higher education marketplace and to reflect the level of services that the Company would be providing to new GCU. The terms of the master services agreement would comply with the 2017 HLC Guidelines.

It is very important to note the following:

•	While an application for approval of the proposed sale has been submitted to the HLC, along with draft documents that, if the application is approved, would govern the terms of the sale and the shared services arrangement, definitive agreements between the Company and New GCU have not been signed and key terms remain subject to analysis, negotiation and final agreement between the Company and new GCU. As such, neither the Company nor New GCU is bound to move forward with the sale and neither party will move forward unless and until definitive agreements are executed. The Company does not expect to execute any definitive agreements until the HLC process has concluded.

•	The Company and GCU are continuing to review various federal and state regulatory issues that could impact the viability of the sale. That review is not completed at this time. The Company does not expect to execute any definitive agreements until these issues have been resolved and any necessary regulatory approvals have been received.

•	The HLC previously denied the application for sale made in 2015-2016. While the Company believes that the current sale proposal addresses any concerns noted by the HLC in their denial and complies with the new 2017 HLC Guidelines, no assurance can be given that the HLC will approve this application, that the parties will agree on the final key terms of the sale, or that the sale will be consummated.

While the outcome of the HLC application process, and other regulatory processes, won’t be known for some time, to prepare for the possibility of the sale being approved, the Company intends to continue its preparation to take various steps – including allocation of employees to New GCU, financial modeling, and asset transfer processes – that would be necessary to complete the sale.

On January 5, 2018, the Company issued a press release announcing its updated application with respect to the proposed sale transaction and related matters. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the proposed sale transaction to be approved by the HLC or any of our other regulators or accreditors; the failure of the Company and New GCU to reach agreement on key terms of the sale transaction and to execute definitive agreements; the possibility that any or all of the various conditions to the consummation of the transaction that may be set forth in definitive agreements may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement once executed; the effect of the announcement or pendency of the transactions contemplated herein on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions discussed herein may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.	Consolidated Financial Statements and Exhibits.

99.1	Press release dated January 5, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: January 5, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)